Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 4, 2026, relating to the financial statements of The Procter & Gamble Company and the effectiveness of The Procter & Gamble Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 2026. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio October 15, 2026